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As filed with the Securities and Exchange Commission on June 29, 2005

Registration Statement No. 333-125382

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Assured Guaranty Ltd.
(Exact name of Registrant as specified in its charter)

Bermuda	98-0429991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
30 Woodbourne Avenue Hamilton HM 08 Bermuda Telephone: (441) 296-4004 (Address, including zip code, and telephone number, including area code, of agent for service)	CT Corporation System 111 Eighth Avenue, 13th Floor New York, New York 10011 (Name, address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Assured Guaranty US Holdings Inc.
(Exact name of Registrant as specified in its charter)

Delaware	20-1082002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1325 Avenue of the Americas New York, New York 10019 Telephone: (212) 974-0100 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Elisabeth C. Zimmerman
Assured Guaranty Corp.
1325 Avenue of the Americas
New York, New York 10019
Telephone: (212) 974-0100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Assured Guaranty Capital Trust I
(Exact name of Registrant as specified in its charter)

Delaware	Applied for
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1325 Avenue of the Americas New York, New York 10019 Telephone: (212) 974-0100 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Elisabeth C. Zimmerman
Assured Guaranty Corp.
1325 Avenue of the Americas
New York, New York 10019
Telephone: (212) 974-0100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Assured Guaranty Capital Trust II
(Exact name of Registrant as specified in its charter)

Delaware	Applied for
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1325 Avenue of the Americas New York, New York 10019 Telephone: (212) 974-0100 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Elisabeth C. Zimmerman
Assured Guaranty Corp.
1325 Avenue of the Americas
New York, New York 10019
Telephone: (212) 974-0100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
James M. Michener General Counsel and Secretary Assured Guaranty Ltd. 30 Woodbourne Avenue Hamilton HM 08 Bermuda (441) 296-4004	Edward S. Best Mayer, Brown, Rowe & Maw LLP 190 South LaSalle Street Chicago, Illinois 60603 (312) 782-0600

        Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

 EXPLANATORY NOTE

        The purpose of this amendment is solely to file certain exhibits. No changes have been made to the prospectus that forms Part I of this registration statement and, accordingly, such prospectus has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the estimated expenses in connection with the registration and sale of the shares registered hereby, all of which will be paid by the registrant, except as noted in the prospectus:

SEC Registration Fee	$62,184
Accounting fees and expenses	25,000	*
Legal fees and expenses	50,000	*
Printing fees	20,000	*
Blue sky fees and expenses	5,000	*
Miscellaneous fees and expenses	87,816	*

Total	$250,000	*

*
Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Bye-law 30 of Registrant's Bye-Laws provides, among other things, that the directors, secretary, other officers (such term to include for purposes of Bye-laws 30 and 31 any person appointed to any committee by the board of directors and any person who is or was serving the request of Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and the resident representative for the time being acting in relation to any of the affairs of Registrant and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of Registrant and every one of them, and their heirs, executors and administrators: (i) shall be indemnified and secured harmless out of the assets of Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of fraud or dishonesty; (ii) shall not be liable for the acts, receipts, neglects or defaults of any other director or officer or other person, or for any loss or expense incurred by Registrant through the insufficiency or deficiency of title to any property acquired by the board of directors for or on behalf of Registrant, or for the insufficiency or deficiency of any security in or upon which any of the monies of Registrant is invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects is deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of the duties of his or her office, or in relation thereto, unless the same happens through fraud or dishonesty on his or her part; and (iii) shall be indemnified out of the assets of Registrant against all liabilities, losses, costs and expenses which he or she or any of his or her heirs, executors or administrators, incur or may incur or sustain, by or by reason of any act, by such person, or other person or a collective of persons (including, without limitation, the board of directors), or by

Registrant, done, concurred in or omitted in or about the execution of his, her or their duty, or supposed duty, or in his, her or their respective offices or trusts, in defending or appearing or giving evidence in any proceedings (such term to include, for the purposes of Bye-law 30, threatened proceedings, investigations and enquiries, whether by a regulatory authority, prosecutions authority or otherwise), whether civil or criminal, including where allegations of fraud and dishonesty are made against such director or other person, and Registrant shall pay to or on behalf of such director or other person any and all funds associated in defending or appearing or giving evidence in such proceedings (including, without limitation, independent representation and counseling by an attorney or other professional selected by such director or other person concerned) as and when such liabilities, losses, costs and expenses are incurred, provided that, in the event of a finding of fraud or dishonesty (such fraud or dishonesty having been established in a final judgment or decree not subject to appeal), such director or other person shall reimburse to Registrant all funds paid by Registrant in respect of liabilities, losses, costs and expenses of defending such proceedings. The provisions of Bye-law 30 (and Bye-law 31) shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a director, secretary, other officer, the resident representative, or liquidator or trustee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a director, secretary, other officer, resident representative or liquidator or trustee of Registrant.

        Bye-law 31 of Registrant's Bye-Laws provides that Registrant and each shareholder agree to waive any claim or right of action it might have, whether individually or by or in the right of Registrant, against any director, secretary, other officer, resident representative or liquidator or trustee of Registrant on account of any action taken by such director or other such person, or the failure of such director or other such person to take any action in the performance of his or her duties with or for Registrant, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or other such person.

        The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director, indemnifying such director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

        Registrant has purchased directors' and officers' liability insurance policies. Such insurance would be available to Registrant's directors' and officers' in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers.

        Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of Registrant against certain liabilities under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS.

        See the Exhibit Index, which is hereby incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant undertakes that: (a) for purposes of determining any liability under the Securities Act or 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; (b) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Assured Guaranty Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 29th day of June, 2005.

ASSURED GUARANTY LTD.
By:
/s/ JAMES M. MICHENER Name: James M. Michener Title: General Counsel & Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name	Position	Date

* Walter A. Scott	Chairman of the Board; Director	June 29, 2005
* Dominic J. Frederico	President and Chief Executive Officer; Director	June 29, 2005
* Robert Mills	Chief Financial Officer (Principal Financial Officer)	June 29, 2005
* Robert A. Bailenson	Managing Director and Chief Accounting Officer (Principal Accounting Officer)	June 29, 2005
* Neil Baron	Director	June 29, 2005
* G. Lawrence Buhl	Director	June 29, 2005
* Stephen A. Cozen	Director	June 29, 2005
* John G. Heimann	Director	June 29, 2005
* Patrick W. Kenny	Director	June 29, 2005
* Dominic J. Frederico	Authorized Representative in the United States	June 29, 2005
*By:	/s/ JAMES M. MICHENER Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Assured Guaranty US Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 29th day of June, 2005.

ASSURED GUARANTY US HOLDINGS INC.
By:
/s/ JAMES M. MICHENER Name: James M. Michener Title: General Counsel & Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name	Position	Date

* Dominic J. Frederico	Chief Executive Officer; Director	June 29, 2005
* Robert Mills	Chief Financial Officer (Principal Financial Officer); Director	June 29, 2005
* Robert A. Bailenson	Chief Accounting Officer (Principal Accounting Officer)	June 29, 2005
* James M. Michener	General Counsel and Secretary; Director	June 29, 2005
* Michael Schozer	President; Director	June 29, 2005
*By:	/s/ JAMES M. MICHENER Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Assured Guaranty Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 29th day of June, 2005.

ASSURED GUARANTY CAPITAL TRUST I
By:	ASSURED GUARANTY US HOLDINGS INC., its Depositor
/s/ JAMES M. MICHENER Name: James M. Michener Title: General Counsel

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Assured Guaranty Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 29th day of June, 2005.

ASSURED GUARANTY CAPITAL TRUST II
By:	ASSURED GUARANTY US HOLDINGS INC., its Depositor
By:
/s/ JAMES M. MICHENER Name: James M. Michener Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement relating to common shares*
1.2	Form of Underwriting Agreement relating to preference shares and depositary shares*
1.3	Form of Underwriting Agreement relating to debt securities*
1.4	Form of Purchase Agreement relating to trust preferred securities*
3.1	Certificate of Incorporation and Memorandum of Association of Assured Guaranty Ltd.**
3.2	Bye-Laws of Assured Guaranty Ltd.**
3.3	Certificate of Incorporation of Assured Guaranty US Holdings Inc.***
3.4	Bylaws of Assured Guaranty US Holdings Inc.***
4.1	Specimen Common Share Certificate**
4.2	Form of Senior Indenture of Assured Guaranty Ltd.
4.3	Form of Subordinated Indenture of Assured Guaranty Ltd.
4.4	Form of Debt Securities of Assured Guaranty Ltd.*
4.5	Form of Senior Indenture of Assured Guaranty US Holdings Inc. (Incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-115173)
4.6	Form of Subordinated Indenture of Assured Guaranty US Holdings Inc.
4.7	Form of Debt Securities of Assured Guaranty US Holdings Inc.*
4.8	Form of Certificate of Designations, Preferences and Rights relating to the preferred shares of Assured Guaranty Ltd.*
4.9	Form of Deposit Agreement, including the form of depositary receipt*
4.10	Form of Warrant Agreement*
4.11	Form of Share Purchase Contract Agreement*
4.12	Form of Share Purchase Units*
4.13	Certificate of Trust of Assured Guaranty Capital Trust I*
4.14	Certificate of Trust of Assured Guaranty Capital Trust II*
4.15	Trust Agreement of Assured Guaranty Capital Trust I*
4.16	Trust Agreement of Assured Guaranty Capital Trust II*
4.17	Form of Amended and Restated Trust Agreement for the Assured Guaranty Trusts
4.18	Form of Trust Preferred Security (included in exhibit 4.17)*
4.19	Form of Trust Preferred Securities Guarantee Agreement*
4.20	Form of Expense Agreement*
5.1	Opinion of Conyers Dill & Pearman****
5.2	Opinion of Mayer, Brown, Rowe & Maw LLP****
5.3	Opinion of Emmet, Marvin & Martin, LLP****
12.1	Computation of Ratio of Combined Earnings to Fixed Charges****
23.1	Consent of PricewaterhouseCoopers LLP****
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.2)
23.4	Consent of Emmet, Marvin & Martin, LLP (included in Exhibit 5.3)
24.1	Power of Attorney (included on signature to original registration statement)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Assured Guaranty Ltd. Senior Indenture****
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Assured Guaranty Ltd. Subordinated Indenture****
25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Assured Guaranty US Holdings Inc. Senior Indenture****
25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Assured Guaranty US Holdings Inc. Subordinated Indenture****

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as property trustee under the Amended and Restated Trust Agreement of Assured Guaranty Capital Trust I****
25.6	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as property trustee under the Amended and Restated Trust Agreement of Assured Guaranty Capital Trust II****
25.7	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as guarantee trustee under the Preferred Securities Guarantee Agreement of Assured Guaranty Ltd. for the benefit of the trust preferred securities holders of Assured Guaranty Capital Trust I****
25.8	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as guarantee trustee under the Preferred Securities Guarantee Agreement of Assured Guaranty Ltd. for the benefit of the trust preferred securities holders of Assured Guaranty Capital Trust II****
99.1	Form F-N****

*
To be filed by post-effective amendment or on Form 8-K and incorporated by reference herein

**
Incorporated by reference to similarly numbered exhibit to Post-Effective Amendment No. 1 to Form S-1 (333-111491) filed by the Registrant on May 3, 2004.

***
Incorporated by reference to similarly numbered exhibit to Amendment No. 1 to Form S-1 (333-115173) filed by Assured Guaranty US Holdings Inc. on May 12, 2004.

****
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX